SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.____)


[X]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12

                          PCS RESEARCH TECHNOLOGY, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)      Title of each class of securities to which transaction applies:

            N/A
        ------------------------------------------------------------------------
2)      Aggregate number of securities to which transaction applies:

            N/A
        ------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (1)

            N/A
        ------------------------------------------------------------------------
4)      Proposed maximum aggregate value of transaction:

            N/A
        ------------------------------------------------------------------------

   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

        ------------------------------------------------------------------------
        [ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

            N/A
        ------------------------------------------------------------------------
        2) Form, Schedule or Registration State No.:

            N/A
        ------------------------------------------------------------------------
        3) Filing Party:

            N/A
        ------------------------------------------------------------------------
        4) Date Filed:

            N/A
        ------------------------------------------------------------------------

                          PCS RESEARCH TECHNOLOGY, INC.
                           3655 Nobel Drive, Suite 540
                           San Diego, California 92122
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2004
                    ----------------------------------------

To the Stockholders of PCS Research Technology, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of the PCS Research Technology, Inc. (the "Company") will be held on May 20, 2004, at the Company's offices located at 3655 Nobel Drive, Suite 540, San Diego, California at 8:00 a.m., pacific daylight time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

         1. To elect three (3) directors to the Board of Directors of the Company for a one (1) year term;

         2. To approve an amendment to the Company's certificate of incorporation to change the Company's name to "Sagient Research Systems, Inc.";

         3. To ratify the appointment of Peterson & Co., LLP as independent public accountants for the Company for fiscal year 2004; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on April 23, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        /s/ BRIAN M. OVERSTREET
                                        -------------------------------------
[May 1, 2004]                           Brian M. Overstreet
                                        President and Chief Executive Officer


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO SIGNATURE STOCK TRANSFER, INC., 14675 MIDWAY ROAD, SUITE 221, ADDISON, TEXAS 75001.

                          PCS RESEARCH TECHNOLOGY, INC.
                           3655 Nobel Drive, Suite 540
                           San Diego, California 92122

                                 PROXY STATEMENT


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PCS Research Technology, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held at the Company's offices located at 3655 Nobel Drive, Suite 540, San Diego, California on May 20, 2004 at 8:00 a.m., pacific daylight time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect three (3) directors to the Board of Directors of the Company for a one (1) year term, (ii) to approve an amendment to the Company's certificate of incorporation to change the Company's name to "Sagient Research Systems, Inc.", (iii) to ratify the selection of Peterson & Co., LLP as independent public accountants for the Company for fiscal year ending December 31, 2004, and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the person named in the proxy will vote on such other matters and/or for other nominees in accordance with his best judgment. The Company's Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.0001 par value (the "Common Stock"), of the Company at the close of business on April 23, 2004 (the "Record Date") will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 3655 Nobel Drive, Suite 540, San Diego, California 92122 and its telephone number is
(858) 623-1600. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is [May 1, 2004]. The Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004, is being sent to stockholders together with this Proxy Statement and is incorporated herein by reference.

                 INFORMATION CONCERNING SOLICITATION AND VOTING


         As of the Record Date, there were outstanding [23,075,336] shares of Common Stock held by approximately [534] holders of record and [644] beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

         Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding is required for approval of the amendment to the Company's Certificate of Incorporation described in Proposal 2. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for the ratification of the selection of Peterson & Co., LLP as independent public accountants of the Company for fiscal year 2004 described in Proposal 3. For purposes of the vote on the ratification of the selection of Peterson & Co., LLP as independent public accountants of the Company for fiscal year 2004 described in Proposal 3, abstentions will not be counted as votes entitled to be cast on these matters and will have no affect on the result of the vote. "Broker non-votes" which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no affect on the outcome of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1 and 3. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         Proposals 1, 2 and 3 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Under the By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is authorized to be comprised of not less than three
(3) directors, subject to which limitation the number of directors may be fixed from time to time by action of the stockholders or of the directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of three (3) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated three (3) candidates to serve as directors. The names and biographical summaries of the three (3) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The proxies will be voted for the election of the three (3) nominees listed below as directors of the Company unless otherwise specified on the form provided. A plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

         Brian M. Overstreet. Brian M. Overstreet has been the President, Chief Executive Officer and a Director of the Company since May 1999. In May 1999, Mr. Overstreet co-founded the Company. Previously, Mr. Overstreet was the Managing Director and founder of Midori Corporation and co-founder and Vice President of its subsidiary Midori Capital Corporation. Mr. Overstreet founded Midori Corporation in 1995 as a service provider to investors and public companies engaging in PIPE transactions. In 1997, Mr. Overstreet co-founded Midori Capital Corporation, a NASD broker/dealer specializing in the structuring and placement of private placement transactions and founded Midori Corporation's European sister-company, Midori (Suisse) Sarl in Geneva, Switzerland to market the PIPE transactions being generated by the U.S. based Midori companies.

         Robert F. Kyle. Robert F. Kyle has been Vice President, Secretary, General Counsel and a Director since May 1999. In May 1999, Mr. Kyle co-founded the Company. Prior to that, Mr. Kyle was the General Counsel for Midori Corporation and co-founder and President of its subsidiary Midori Capital Corporation, a NASD broker/dealer specializing in the structuring and placement of PIPE transactions. Mr. Kyle is responsible for the day-to-day compliance and regulatory management of DP Securities, Inc., as well as managing the Companies in-house activities related to PlacementTracker and BioMedTracker.

         William John Jackson. William John Jackson has been a director of the Company since November 21, 2001. Mr. Jackson, currently retired, was the sole Director of 576967 Ontario, Ltd., a family property holding company, from 1983 until January 2002.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote FOR the election of Messrs. Overstreet, Kyle, and Jackson. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Director Compensation

         Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or any of its Committees. Through January 2003, each non-employee director received $500 per month and an initial grant of options to purchase 50,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. In addition, non-employee directors are reimbursed by the Company for all expenses related to attending meetings of the Board of Directors and the committees thereof. Effective February 1, 2003, non-employee directors no longer receive monthly compensation.

Meetings and Committees of the Board of Directors

         The Board of Directors met three (3) times during the fiscal year ended December 31, 2003. The Board of Directors is composed of one (1) independent director (as independence is defined in the rules of The NASDAQ Stock Market. The Board of Directors does not have a standing Audit Committee, Compensation Committee or Nominating Committee.

Director Nominations

         The Board of Directors does not have a standing Nominating Committee or committee performing similar functions because of the relatively small size of the Board of Directors.

         Criteria for Nomination to the Board. In evaluating director candidates, regardless of the source of the nomination, the Board of Directors will consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The Board of Directors has not established specific minimum qualifications in this connection. No formal policy has been established for the consideration of candidates recommended by stockholders, given the fact that no stockholder recommendations have been received in the past. The Board of Directors does not believe the lack of such a policy would materially affect its willingness to consider a suitable candidate recommended by stockholders.

         Process for Identifying and Evaluating Nominees. The Board of Directors initiate the process for identifying and evaluating nominees to the Board of Directors by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from all members of the Board of Directors.

The Audit Committee

         Through March 7, 2003, the Audit Committee of the Board of Directors consisted of three (3) directors, David Brophy, Paul Kupferstein, and John Ramsey, none of whom has been an employee of the Company. The Audit Committee was primarily responsible for reviewing the services performed by the Company's independent public accountants, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions. Effective March 7, 2003, Dr. Brophy, Mr. Kupferstein and Mr. Ramsey resigned as members of the Company's Board of Directors and Audit Committee. There was no dispute between the Company and such former directors regarding the Company's accounting policies or any other matters.

         Since that time, the Board of Directors has performed the functions previously performed by the Audit Committee, and primarily focused on the following three areas:

         - the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

         - the independence and performance of the Company's independent public accountants.

         - the Company's compliance with legal and regulatory requirements.

         In lieu of the Audit Committee, the Board will receive from and discuss with the Company's independent auditors Peterson & Co., LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company.

Audit Fees

         For the year ended December 31, 2003, the Company incurred professional fees to its independent public accountants for the audited financial statements and reviews of quarterly financial statements in 2003 in the amount of $110,593.

Audit Related Fees

         There were no fees billed to the Company for services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence, assistance and consultation on financial accounting and reporting standards during the year ended December 31, 2003.

Financial Information Systems Design and Implementation Fees

         For the year ended December 31, 2003, there were no fees billed by the Company's independent public accountants for professional services rendered for information technology services relating to financial information systems design and implementation.

Tax Fees

         There were no fees billed to the Company for services rendered in connection with tax audits and appeals, advice on mergers and acquisition and technical assistance during the year ended December 31, 2003.

All Other Fees

         For the year ended December 31, 2003, the Company incurred professional fees to its independent public accountants in the amount of $15,968 related to tax and all other services.

Code of Ethics

         We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer, principal financial officer and controller) and directors. The Code of Business Conduct and Ethics can be obtained free of charge by sending a request to our Corporate Secretary at our address. Any changes to or waivers under the Code of Business Conduct and Ethics as it relates to our principal executive officer, principal financial officer, controller or persons performing similar functions will be disclosed in a periodic filing with the Securities and Exchange Commission.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Management

         Certain information concerning the directors and executive officers of the Company is set forth below:

Name                       Age   Position(s) with the Company
----                       ---   ----------------------------

Brian M. Overstreet        32    Chief Executive Officer, President and Director

Robert F. Kyle             31    Vice President, Secretary, General Counsel and
                                 Director

Matthew Kliber             32    Executive Vice President, Director of Research

Henry Duong                37    Chief Operating Officer

Michael H. Lorber(1)       48    Chief Financial Officer

Susanne S. Pruitt(2)       42    Managing Director of Capital Markets Unit and
                                 President of PCS Securities, Inc. and Director

David J. Brophy(3)         69    Director

Raymond A. Hill, III(4)    56    Director

William John Jackson       64    Director

Paul Kupferstein(3)        53    Director

John Ramsey(3)             50    Director

--------------------

         (1) In May 2003, Mr. Lorber resigned as the Company's Chief Financial Officer in connection with the Company's restructuring. Mr. Lorber currently serves as the Company's Director of Finance and Accounting on a part-time basis. Based on this change of status, Mr. Lorber is no longer considered to be an executive officer of the Company.
         (2) Ms. Pruitt resigned as an officer and director of the Company as of January 31, 2003.
         (3) Dr. Brophy, Mr. Kupferstein and Mr. Ramsey resigned as directors of the Company as of March 7, 2003.
         (4) Mr. Hill resigned as a director of the Company as of January 31, 2003.

         See Biographical Summaries of Nominees for the Board of Directors for biographical summaries of Brian M. Overstreet, Robert F. Kyle and William John Jackson.

         Matthew Kliber joined the Company in April 2001 as the Director of the Mergers and Acquisitions, and has served as Executive Vice President, Director of Research since December, 2002. From April 2000 to March 2001, Mr. Kliber was VP of Business Development at Sportsitio.com, Inc, a network of online sports properties targeting the Latin American sports market. Previously, Mr. Kliber was the VP of Business Development at Virtgame.com, an application service provider offering enterprise solutions to the gaming and lottery industries, from August 1999 to April 2000. From December 1995 to August 1999, Mr. Kliber was a Portfolio Manager and Investment Advisor in the Private Client Groups of Salomon Smith Barney and PaineWebber, Inc.

         Henry H. Duong joined the Company in June 2000 as a financial analyst, and has served as Vice President of Operations since August 2001 and Chief Operating Officer since June 2003. Prior to joining the Company, Mr. Duong was the General Manager for Vaughn Woods Investment Management. Mr. Duong holds NASD Series 7, 63 and 65 licenses.

         Michael H. Lorber joined the Company in January 2002 as its Chief Financial Officer until May 2003 when he resigned in connection with the Company's restructuring. Since May 2003, Mr. Lorber has served as the Company's Director of Finance and Accounting on a part-time basis. From March 2001 to September 2001, Mr. Lorber was the vice president-finance and chief financial officer of Promark Sports, Inc., a sports marketing and advertising company. Previously, Mr. Lorber was vice president and chief financial officer of Tomahawk II, Inc., a defense contractor, from October 1996 to December 2000.

         Susanne S. Pruitt was a director of the Company and the Managing Director of the Company's Capital Markets Unit from December 21, 2001 until January 31, 2003. Ms. Pruitt was the President of PCS Securities, Inc. from 1989, when she co-founded it as an institutional soft-dollar brokerage firm, to January 31, 2003. From 1983-1988, she worked in sales and trading at Montgomery Securities in San Francisco. From 1979 to 1983, Ms. Pruitt was in institutional sales at Shearson/Lehman.

         David J. Brophy was a director of the Company from February 12, 2002 until March 7, 2003. Dr. Brophy, has been a professor in the Finance faculty at the University of Michigan Business School since 1970, teaching courses in venture capital and private equity finance and is director of the school's Center for Venture Capital and Private Equity Finance. In addition, Mr. Brophy is a member of the executive committee of the Zell-Lurie Institute for Entrepreneurial Studies. He is a founding member of the editorial board of the Journal of Business Venturing, The Journal of Private Equity Finance, and the

International Venture Capital Journal. Dr. Brophy has been a director of several other public companies and is a director and advisor to a number of investment and financial services firms, including Compass Technology Partners, Munder Capital Management, River Place Financial Corporation, and General Motors Acceptance Corporation Wholesale Auto Receivables Corporation. He also is an investor in and an advisor to a number of emerging technology-based firms. Dr. Brophy holds a MBA from the University of Detroit and a Ph.D. from Ohio State University.

         Raymond A. Hill, III was a director of, and consultant to, the Company from December 21, 2001 until January 31, 2003. Mr. Hill co-founded PCS Securities, Inc. in 1989 as an institutional soft-dollar brokerage firm. Mr. Hill is also the President of Institutional Research Services, a New York-based institutional research firm that he founded in 1982. From 1973 to 1982, he sold the Quality of Earnings Report, an independent research report which analyzed the reliability of companies reported earnings, to the institutional investment community. In 1969, Mr. Hill began his career at Lynch, Jones & Ryan where he launched I/B/E/S, an institutional broker estimate system, into the institutional community.

         Paul Kupferstein was a director of the Company from November 21, 2001 until March 7, 2003. Mr. Kupferstein is a practicing attorney and has been a member of the Law Society of Upper Canada for over 20 years. He has a general corporate and commercial law practice in Markham, a suburb of Toronto, Canada. Currently, he acts as counsel for a number of companies involved in manufacturing, technology development and transfer, education and financing. Mr. Kupferstein is also a part-time deputy judge of the Ontario Superior Court (Small Claims Division) and a part-time lecturer at Humber College in Toronto.

         John Ramsey was a director of the Company from November 21, 2001 until March 7, 2003. Mr. Ramsey has served as co-chairman of the Board of Directors of Ramsey Electronics, Inc., a manufacturer of communications test equipment, since 1999. From 1976 to 1999, Mr. Ramsey was the President of Ramsey Electronics, Inc.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth for each of the last three fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 the remuneration paid by the Company to its Chief Executive Officer and all other executive officers that earned in excess of $100,000 in annual salary and bonus during such fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                             ANNUAL COMPENSATION         COMPENSATION
                                           ------------------------      ------------
NAME AND
PRINCIPAL                     FISCAL                                     OTHER ANNUAL
POSITION                      YEAR         SALARY($)       BONUS($)      COMPENSATION        OPTIONS
--------                      ----         ---------       --------      ------------        -------
Brian M. Overstreet,          2003        $  180,000            --        $  5,400(3)             --
President and Chief           2002        $  180,000            --        $  8,862(1)             --
Executive Officer             2001        $  136,170     $ 112,586(2)     $  4,770(3)             --


Robert F. Kyle, Vice          2003        $  100,008            --        $  3,000(3)             --
President, Secretary and      2002        $  100,008     $  10,482        $  2,391(3)             --
General Counsel               2001        $   92,068     $  44,169(2)     $  3,376(3)             --

Matthew Kliber, Executive     2003        $  150,000            --        $  2,438(3)        250,000(9)
Vice President, Director of   2002        $  132,500            --        $  2,391(3)        250,000(4)
Research                      2001        $   90,000     $ 369,000(5)     $169,000(6)        250,000(7)

Henry Duong, Chief            2003        $  100,000            --        $  3,000(3)        250,000(13)
Operating Officer             2002        $   98,750     $   7,087        $  2,962(3)        200,000(12)
                              2001        $   98,750     $   1,200        $  1,691(3)         48,750(11)

Michael H. Lorber, Chief      2003        $   77,500            --              --           150,000(10)
Financial Officer (14)        2002        $  113,385     $  14,250        $  1,200(3)        350,000(8)
                              2001                --            --              --                --

Susanne Pruitt,  Managing     2003                --            --              --                --
Director Capital Markets      2002        $1,150,000            --              --                --
Unit                          2001                --            --              --                --

(1) Includes $3,462 payout of unused vacation pay from 2001 and $5,400 contributed by the Company to its 401-K plan on behalf of employee.
(2) Includes $31,638 for each respective employee accrued in 2001 and paid in 2002.
(3) Represents amounts contributed by the Company to its 401-K plan on behalf of employee.
(4) Includes options exercisable for 250,000 shares of the Company's common stock at an exercise price of $0.39 per share.
(5)  Includes $369,000 accrued in 2001 and paid in 2002.
(6) Includes the issuance of 94,731 shares of the Company's common stock having a fair market value of $169,000.
(7) Includes (i) options exercisable for 125,000 shares of the Company's common stock of at an exercise price of $1.00 per share, and (ii) options exercisable for 125,000 shares of the Company's common stock of at an exercise price of $1.25 per share.
(8) Includes (i) options exercisable for 250,000 shares of the Company's common stock at an exercise price of $1.90 per share, and (ii) options exercisable for 100,000 shares of the Company's common stock at an exercise price of $0.39 per share.

(9) Includes options exercisable for 250,000 shares of the Company's common stock at an exercise price of $0.09 per share.
(10) Includes options exercisable for 150,000 shares of the Company's common stock at an exercise price of $0.09 per share.
(11) Includes (i) options exercisable for 18,750 shares of the Company's common stock of at an exercise price of $1.20 per share, and (ii) options exercisable for 30,000 shares of the Company's common stock of at an exercise price of $1.25 per share.
(12) Includes (i) options exercisable for 100,000 shares of the Company's common stock of at an exercise price of $1.50 per share, and (ii) options exercisable for 100,000 shares of the Company's common stock of at an exercise price of $0.39 per share.
(13) Includes options exercisable for 250,000 shares of the Company's common stock at an exercise price of $0.09 per share.
(14) Mr. Lorber resigned as Chief Financial Officer of the Company in May 2003.


         During the last fiscal year, neither the Company's Chief Executive Officer nor the other executive officers named in the above Summary Compensation Table exercised any options. However, see "Performance Warrants" below regarding the exercise of warrants by the Company's Chief Executive Officer and Vice President.

         The following table sets forth certain information with respect to options granted during the last fiscal year to the Company's executive officers named in the above Summary Compensation Table.

                      Option/SAR Grants In Last Fiscal Year

                              Number of       Percent of Total
                              Securities        Options/SARS
                              Underlying         Granted to       Exercise or
                             Options/SARS       Employees in       Base Price     Expiration
      Name                    Granted (#)       Fiscal Year%         ($/Sh)          Date
      ----                    -----------       ------------         ------          ----
      Matthew Kliber           250,000              17%              $ 0.09        12/10/13

      Henry Duong              250,000              17%              $ 0.09        12/10/13

      Michael Lorber (1)       150,000              10%              $ 0.09        12/10/13

  (1) Mr. Lorber resigned as Chief Financial Officer of the Company in May 2003.

The following table presents information as of April 23, 2004 with respect to compensation plans under which equity securities were authorized for issuance by the Company.

                      Equity Compensation Plan Information

--------------------------------------------------------------------------------------------------

                                                                            Number of securities
                                                                            emaining available
                            Number of Securities                            or future issuance
                            to be issued upon       Weighted-average        nder equity
                            exercise of             exercise price of       ompensation plans
                            outstanding options,    outstanding options,    excluding securities
Plan category               warrants and rights     warrants and rights     eflected in column (a)
-------------               -------------------     -------------------     ----------------------

--------------------------------------------------------------------------------------------------
                                     (a)                     (b)                     (c)
--------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders..........        3,040,000                  $.61                  960,000
--------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders..........                0                    --                       --
--------------------------------------------------------------------------------------------------
Total.....................        3,040,000                  $.61                  960,000
--------------------------------------------------------------------------------------------------

Stock Options and Performance Warrants

2001 Stock Plan

         As of May 15, 2001, the Board of Directors of the Company adopted the 2001 Stock Plan (the "2001 Plan") and on November 21, 2001 the Company stockholders approved the adoption of the 2001 Plan. On December 10, 2001, the Board of Directors amended the 2001 Plan to authorize 2,000,000 additional shares for future awards and on May 10, 2002 the Company stockholders approved the amendment. As amended, there are 4,000,000 shares reserved for issuance under the 2001 Plan. The purpose of the 2001 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. As of April 28, 2004, options to purchase 3,040,000 shares of Common Stock were outstanding pursuant to the 2001 Plan.

Performance Warrants

         Performance warrants were issued to all stockholders in connection with the reverse merger in 2001. Performance warrants are exercisable for shares of common stock, on a one-for-one basis, upon the satisfaction of certain performance targets (the "Share Exchange"). The performance warrants are exercisable until May 31, 2011 at an exercise price of $.0001 per share and vest based upon the satisfaction by the Company of certain performance targets. The first fifty percent (50%) of the shares issuable upon the exercise of the performance warrants (the "Warrant Shares") shall vest upon (i) the Company (or any subsidiary thereof) reporting cumulative total revenues commencing with the quarter ending June 30, 2001 (the "Initial Quarter") and thereafter during the Exercise Period ("Cumulative Total Revenues") of not less than $10 million, or
(ii) the Company (or any subsidiary thereof) reporting cumulative EBITDA (earnings before the payment of interest and taxes and before any deduction for depreciation and amortization) commencing with the Initial Quarter and thereafter during the Exercise Period ("Cumulative EBITDA") of not less than $1 million; or (iii) the Company (or any subsidiary thereof) reporting cumulative Gross Placements (as hereinafter defined) commencing with the Initial Quarter and thereafter during the Exercise Period ("Gross Placements") of not less than $50 million. The remaining Warrant Shares shall vest upon (i) the Company (or any subsidiary thereof) reporting Cumulative Total Revenues commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $20 million, or (ii) the Company (or any subsidiary thereof) reporting Cumulative EBITDA commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $2 million; or (iii) the Company (or any subsidiary thereof) reporting Cumulative Gross Placements commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $100 million (collectively, the "Remaining Warrant Share Targets"). Satisfaction of 25% of either of the Remaining Warrant Share Targets accelerates the vesting with respect to 25% of the remaining Warrant Shares. "Gross Placements" means the gross proceeds received by third party issuers resulting from the sale or placement of its securities by the Company and/or its subsidiaries to investors without reduction, offset, or decrease for any costs or expenses incurred by such issuer and its subsidiaries in connection therewith.

         In August 2002, Brian M. Overstreet, the Company's President and Chief Executive Officer and Midori USA Corporation, an entity controlled by Mr. Overstreet, were issued an aggregate of 5,176,944 shares of the Company's common stock upon the exercise of an aggregate of 5,189,062 performance warrants. In April 2003, Mr. Overstreet and Midori USA Corporation were issued an aggregate of 5,119,875 shares of the Company's common stock upon the exercise of an aggregate of 5,189,063 performance warrants. Following these exercises, neither Mr. Overstreet nor Midori USA Corporation own any performance warrants.

         In August 2002, Robert F. Kyle, the Company's Vice President, Secretary and General Counsel, was issued 575,221 shares of the Company's common stock upon the exercise of 576,562 performance warrants. In April 2003, Mr. Kyle was issued 568,875 shares of the Company's common stock upon the exercise of 576,563 performance warrants. Following these exercises, Mr. Kyle does not own any performance warrants.

         In addition, during 2003, 150,000 performance warrants were exercised by an individual shareholder, who was not an executive officer or director, and a total of 5,925,000 performance warrants previously held by twelve (12) individuals or entities, none of whom were executive officers or directors, were forfeited and cancelled in connection with litigation settlements and judgments. Following the above referenced exercises and cancellations, there are a total of 675,000 performance warrants outstanding, none of which are held by any executive officers or director named in the above Summary Compensation Table.

Employment Agreements

         In May 1999, the Company entered into an at-will employment agreement with Brian Overstreet pursuant to which Mr. Overstreet agreed to serve as the Company's President and Chief Executive Officer. The agreement was amended in July 2000 and March 2001. Under the current agreement the Company agreed to pay Mr. Overstreet an annual base salary of $180,000. In addition to the base salary, Mr. Overstreet is entitled to receive performance bonuses based upon his accomplishments and the Company's performance. Mr. Overstreet's employment agreement contains other customary provisions.

         In May 1999, the Company entered into an at-will employment agreement with Robert Kyle pursuant to which Mr. Kyle agreed to serve as the Company's Vice President. The agreement was amended in July 2000. Under the current agreement the Company agreed to pay Mr. Kyle an annual base salary of $100,000. In addition to the base salary, Mr. Kyle is entitled to receive performance bonuses based upon his accomplishments and the Company's performance. Mr. Kyle's employment agreement contains other customary provisions.

         In April 2001, the Company entered into an at-will employment agreement with Matthew Kliber pursuant to which Mr. Kliber agreed to serve as the Company's Director, Mergers and Acquisitions Group. In December, 2002, the Company promoted Mr. Kliber to the position of Executive Vice President, Director of Research. In conjunction with this promotion, the Company agreed to pay Mr. Kliber's an annual base salary of $150,000. In addition to the base salary, Mr. Kliber is entitled to receive performance bonuses based upon his accomplishments and the Company's performance. Mr. Kliber's employment agreement contains other customary provisions.

         In December 2001, the Company and Susanne Pruitt entered into an Employment Agreement pursuant to which Ms. Pruitt agreed to serve as the Managing Director of the Company's Capital Markets Unit (the "Unit"). The term of Ms. Pruitt's employment under the agreement was five years commencing on January 1, 2002 (the "Term"). The Company agreed to pay Pruitt an annual base salary of $1,150,000 through December 31, 2002. Commencing on January 1, 2003 and on each anniversary thereafter, the annual base salary was to be increased by approximately fifteen percent (15%). The agreement also provided that Ms. Pruitt was entitled to receive a performance bonus based upon the Unit's research commission sales booked or confirmed and trading revenues in each calendar year during the Term. The Company agreed to pay Ms. Pruitt the performance bonus in cash within thirty days following the achievement by the Unit of certain annual revenue targets.

         In the event that Ms. Pruitt's employment was terminated by the Company without Cause (as defined in the Employment Agreement), or for death or Disability (as defined in the Employment Agreement), or by Ms. Pruitt with Good

Reason (as defined in the Employment Agreement), the Company was obligated to pay Ms. Pruitt the Base Salary and fifty percent (50%) of the performance bonus for the remainder of the Term as if her employment had not been terminated. The Company's employment agreement with Ms. Pruitt contained other customary provisions. In January 2003, Ms. Pruitt resigned as an officer and director of the Company and by mutual agreement, all rights under the Employment Agreement between Ms. Pruitt and the Company were terminated as of December 1, 2002. See "Business-Business Combinations and Other Transactions".

Consulting Agreements

         In April 2001, the Company entered into advisory agreement with Kleega Corp., a company owned by Howard White, a stockholder of the Company and relative of the Company's President and CEO. Pursuant to the advisory agreement, Kleega Corp. agreed to serve as management consultant and technology consultant to the Company from May 1, 2001 to April 30, 2002. During 2002, the agreement was extended to December 31, 2003. As compensation for Kleega Corp.'s services, the Company shall pay Kleega Corp. (i) an initial retainer of $25,000; and (ii) a monthly retainer of $15,000 during the term of the agreement.

         For the year ended December 31, 2003, the Company paid $183,394 as consulting fees to Kleega Corp.

         In December 2001, the Company and Raymond Hill, a director of the Company, entered into a Consulting Agreement pursuant to which Mr. Hill agreed to be engaged as a consultant to the Company. The term of Mr. Hill's engagement under the agreement was five years commencing in January 1, 2002 (the "Term"). The Company agreed to pay Mr. Hill an annual base fee of $1,150,000 through December 31, 2002 (the "Base Fee"). Commencing on January 1, 2003 and on each anniversary thereafter the annual base fee was to be increased by approximately fifteen percent (15%). The agreement also provided that Mr. Hill was entitled to receive an incentive bonus equal to, and on the same terms as, the performance bonus provided to Ms. Pruitt. See "Employment Agreements". In the event that Mr. Hill's engagement is terminated by the Company without Cause (as defined in the Consulting Agreement), or for death or Disability (as defined in the Consulting Agreement), or by Mr. Hill with Good Reason (as defined in the Consulting Agreement), the Company was obligated to pay Mr. Hill the Base Fee and fifty percent (50%) of the incentive bonus for the remainder of the Term as if his engagement had not been terminated.

         In December 2001, the Company and Institutional Research Services, Inc., a Company owned by Mr. Hill entered into a Research Services Agreement pursuant to which Institutional Research Services, Inc. agreed to direct a minimum amount of its annual research sales to PCS Securities for "soft dollar" collection.

         For the year ended December 31, 2002, the Company paid $1,054,167 in consulting fees to Mr. Hill and $2,828,505 to Institutional Research Services, Inc. for research products purchased.

         In December 2002, the Research Services Agreement between the Company and Institutional Research Services, Inc. was automatically terminated due to the Company's inability to satisfy a condition of the agreement that required the Company to remove Mr. Hill as a personal guarantor of the Company's credit facility by December 21, 2002. In January 2003, Mr. Hill resigned as a director of the Company and by mutual agreement all rights under the Consulting Agreement between Mr. Hill and the Company were terminated.


               Security Ownership Of Certain Beneficial Owners And
               ---------------------------------------------------
                                   Management
                                   ----------

         The following table sets forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."


                                            Amount and
                                            Nature of            Percentage
            Name and Address                Beneficial           (%) of
            of Beneficial Owner(1)          Ownership(2)         Class(2)
            ----------------------          ------------         --------

            Brian M. Overstreet(3)          13,756,244(4)          59.6%

            Global Capital Advisors(5)       7,156,230(6)          23.7%

            Robert F. Kyle(7)                3,042,909(8)          13.2%

            Matt Kliber(9)                     688,481(10)          2.9%

            Henry Duong(11)                    360,000(12)          1.5%

            William John Jackson(13)            78,200(14)           *

            Directors and Officers          17,925,834             74.4%
               as a Group (5 persons)

*   indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o PCS Research Technology, Inc., 3655 Nobel Drive, Suite 540, San Diego, California 92112.
(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-B of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon [23,395,436] shares of Common Stock outstanding.
(3) Mr. Overstreet is the President, Chief Executive Office and a Director of the Company.

(4) Includes 3,056,943 shares held by Presidence, Incorporated, with respect to which Mr. Overstreet is the Managing Director and sole signatory, and 10,699,301 shares held in the name of a two trusts for which Mr. Overstreet is a beneficial owner and trustee.
(5) The address of Global Capital Advisors is 106 Colony Park Dr., Suite 900, Cumming, GA 30040.
(6) Includes (i) 6,221,230 shares of common stock of the Company issuable upon conversion of $1,244,246 convertible debenture and the exercise of 125,000 warrants held by Global Capital Funding Group, LP., and (ii) 775,000 shares of common stock of the Company issuable upon conversion of $155,000 convertible debenture and the exercise of 35,000 warrants held by GCA Strategic Investment Fund Ltd. Global Capital Advisors is the investment manager for Global Capital Funding Group, LP and GCA Strategic Investment Fund Ltd.
(7) Mr. Kyle is the Vice President, Secretary, General Counsel and a Director of the Company.
(8) Includes 1,514,438 shares of common stock of the Company issuable upon the exercise of options held by Mr. Kyle to buy shares of the Company's common stock owned by Presidence, Inc.
(9) Mr. Kliber is the Executive Vice President, Director of Research of the Company.
(10) Includes 593,750 shares of common stock of the Company issuable upon the exercise of options held by Mr. Kliber.
(11) Mr. Duong is the Chief Operating Officer of the Company.
(12) Includes 360,000 shares of common stock of the Company issuable upon the exercise of options held by Mr. Lorber.
(13) Mr. Jackson is Director of the Company.
(14) Includes 62,500 shares of common stock of the Company issuable upon the exercise of options held by Mr. Jackson. Mr. Jackson disclaims beneficial ownership of 100 shares of common stock owned by his children.

Certain Transactions

         On April 15, 2003, Brian M. Overstreet, the Company's President and Chief Executive Officer and Midori USA Corporation, an entity controlled by Mr. Overstreet, were issued an aggregate of 5,119,875 shares of the Company's common stock upon the exercise of an aggregate of 5,189,063 performance warrants. See "Compensation of Directors and Executive Officers - Performance Warrants" for a description of the performance warrants.

         On April 15, 2003, Robert F. Kyle, the Company's Vice President, Secretary and General Counsel, was issued 568,875 shares of the Company's common stock upon the exercise of 576,563 performance warrants. See "Compensation of Directors and Executive Officers - Performance Warrants" for a description of the performance warrants.

         In connection with the decision to close the PCS subsidiary, the Company entered into an agreement, effective January 31, 2003, with Susanne Pruitt, the former Managing Director of the Company's Capital Markets Unit, President of the Company's PCS Securities subsidiary and Director of the Company, and Raymond Hill, a former Director of, and consultant to the Company, pursuant to which the Company agreed to transfer ownership of the name "PCS" and trademarks related to such name (the "Trademarks") as well as a list of PCS customers to Ms. Pruitt and Mr. Hill (or their designee) in exchange for the surrender by them of an aggregate of 10.3 million shares of the Company's common stock for cancellation. In addition: (i) each of Ms. Pruitt and Mr. Hill agreed to resign as directors of the Company and Ms. Pruitt has resigned as an executive officer of the Company and the President of PCS; (ii) each of the parties have terminated their rights under the employment agreement between Ms. Pruitt and the Company and the consulting agreement between Mr. Hill and the Company, and other certain agreements among them and executed general releases in connection therewith; (iii) the Company and Ms. Pruitt and Mr. Hill entered into a Trademark Assignment and License-Back Agreement, pursuant to which the Trademarks were assigned to Ms. Pruitt and Mr. Hill and the Company has been granted the right to use the PCS trademark until January 31, 2004; (iv) Ms. Pruitt and Mr. Hill agreed to pay to the Company an aggregate of $250,000 over a period of two years assuming that certain conditions are satisfied; (v) PCS agreed to repay its outstanding line of credit (the "Line of Credit") and the

Company and PCS agreed not to increase the amount outstanding under the Line of Credit; (vi) Pruitt and Hill jointly and severally agreed to repay the Line of Credit by June 30, 2003 in the event that there is an outstanding balance as of such date and assuming that the amount owed under the Line of Credit has not been increased; (vii) until the earlier of June 30, 2003, or the date on which the Line of Credit is repaid in full, Ms. Pruitt and Mr. Hill shall have full management control of PCS; (viii) Ms. Pruitt and Mr. Hill agreed to repay all customer credit balances existing as of June 30, 2003; (ix) the Company granted a non-exclusive two year license to use the Company's InterLeads software to Ms. Pruitt and Mr. Hill, or their designee; and (x) the Company agreed to use a designee of Ms. Pruitt and Mr. Hill as the Company's preferred brokerage firm for soft dollar transactions.

         On August 14, 2002, Brian M. Overstreet, the Company's President and Chief Executive Officer and Midori USA Corporation, an entity controlled by Mr. Overstreet, were issued an aggregate of 5,176,994 shares of the Company's common stock upon the exercise of an aggregate of 5,189,062 performance warrants. See "Compensation of Directors and Executive Officers - Performance Warrants" for a description of the performance warrants.

         On August 14, 2002, Robert F. Kyle, the Company's Vice President, Secretary and General Counsel, was issued 575,221 shares of the Company's common stock upon the exercise of 576,562 performance warrants. See "Compensation of Directors and Executive Officers - Performance Warrants" for a description of the performance warrants.

         On July 17, 2002 the Company paid an aggregate amount of $565,926 to the former owners of PCS Securities, Inc. as the final purchase price consideration related to the merger in 2001 between the Company and PCS Securities. The aggregate amount was comprised of payments of $282,963 each to Susanne Pruitt, the former Managing Director of the Company's Capital Markets Unit, President of the Company's PCS Securities subsidiary and Director of the Company and to Raymond Hill, a former Director of, and consultant to the Company.

         On January 13, 2002, in exchange for a loan of $42,500, the Company issued a promissory note payable to Presidence Incorporated, a company controlled by Brian M. Overstreet, the Company's President and Chief Executive Officer. The outstanding principal amount of the note and accrued and unpaid interest thereon is due and payable on July 1, 2004 and bears interest at a rate of 12 percent per annum.

         On October 31, 2001, in exchange for a loan of $95,000, the Company issued a promissory note payable to Presidence Incorporated, a company controlled by Brian M. Overstreet, the Company's President and Chief Executive Officer. The outstanding principal amount of the note and accrued and unpaid interest thereon is due and payable on July 1, 2004 and bears interest at a rate of 12 percent per annum.

         As of May 15, 2001, Brian M. Overstreet, the Company's President and Chief Executive Officer, Robert F. Kyle, the Company's Vice President, Secretary and General Counsel, and Midori USA Corporation, a corporation controlled by Mr. Overstreet, entered into a Stock Exchange Agreement with the Company ("Stock Exchange Agreement"), immediately following the consummation of the merger of DP Merger Corp., a Delaware corporation, with and into the Company. Pursuant to the terms of the Stock Exchange Agreement, Mr. Overstreet, Mr. Kyle and Midori, surrendered 8,071,875, 1,153,125, and 2,306,250 shares of Common Stock, respectively, in exchange for a like number of performance warrants. See "Compensation of Directors and Executive Officers - Performance Warrants" for a description of the performance warrants.

         On May 14, 2001, in exchange for a loan to the Company in the aggregate principal amount of $50,000, the Company issued an unsecured promissory note payable to Presidence Incorporated, a company controlled by Brian Overstreet, the Company's President and Chief Executive Officer. The note is due and payable on July 1, 2004 and bears interest at 12 percent per annum.

         On March 1, 2000, the Company purchased all of the common stock of Midori Capital Corporation, a licensed broker-dealer from Midori USA Corporation, a company controlled by Brian Overstreet, in exchange for the issuance of 300,000 shares of the Company's common stock.

         During the period January 1, 2002 through December 31, 2002, the Company leased, on a month-to month basis, approximately 1,800 square feet of office space for its PCS Securities subsidiary at 121 Lakeside Avenue, Unit 301, Seattle, Washington 98122 at an average monthly base rent of $2,104. The property was leased from the two former owners of PCS Securities, Susanne S. Pruitt, a former Director, Managing Director of the Company's Capital Markets Unit and President of PCS Securities, and Raymond A. Hill, III, a former Director of the Company and consultant. Management of the Company believes that the rent paid by the Company under this lease was less than or equal to the fair market value of similar premises within the area.

See "Consulting Agreements," for transactions with Kleega Corp. and Mr. Hill.


                                  PROPOSAL TWO

                   APPROVAL OF THE AMENDMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

General

         The Board of Directors by unanimous written consent dated as of April 19, 2004, has approved and adopted resolutions and recommended for stockholder approval an amendment to the Company's Certificate of Incorporation to change the Company's name to "Sagient Research Systems, Inc." (the "Name Change"). The Name Change is to be effected by means of an amendment to the Certificate of Incorporation of the Company, as previously amended (the "Charter"), the form of which is attached hereto as Annex A (the "Charter Amendment"). Consequently, the Charter Amendment requires the approval of a majority of the outstanding shares of Common Stock in order to become effective. If so approved, the Charter Amendment will become effective shortly after the meeting date. Set forth below is a discussion of certain material features of the Name Change and related matters. In this section of the Proxy Statement, the term "stockholder" refers to: (i) record holders of the Common Stock as reflected in the stock record books of the Company; and (ii) beneficial holders of Common Stock whose shares are held in "street name" through a bank, broker or other nominee.

The Name Change

         The Company believes that it would be in the best interests of both the Company and its stockholders to effect the Name Change. The Company's present name, PCS Research Technology, Inc., was chosen by the Company following its acquisition of PCS Securities, Inc. in December 2001 to reflect the principal activities of the Company. The Company, through its PCS Securities, Inc. subsidiary was engaged in marketing and distributing many independent research products while maintaining "soft dollar" trading capabilities. Since that time, however, the Company has changed its business and operations by closing PCS Securities and has focused its efforts on developing and marketing research, financial data and analytics to the institutional investment community. As a result, the Company has shifted away from the soft dollar trading business. Given the change in the Company's business plan and the winding down of the PCS Securities business, the Board of Directors has determined it to be in the best interests of the Company to change its name to one which the Company hopes will foster goodwill with the public and existing and potential customers. Accordingly, the Board of Directors and management of the Company believe that by changing its name to "Sagient Research Systems, Inc.", the public and customers will become better informed as to the nature of the Company's business and the industry in which the Company operates.

Procedure for the Approval of the Certificate of Amendment to the Company's Certificate of Incorporation

         The General Corporation Law of the State of Delaware ("DGCL"), requires that, in order for the Company to amend the Charter, the Board must adopt resolutions setting forth the proposed amendment and declaring its advisability and must call a meeting of stockholders of the Company at which stockholders holding at least a majority of the Company's capital stock entitled to vote must approve the proposed amendment.

Reservation of Rights

         The Company intends to file the Charter Amendment with the Delaware Secretary of State changing the corporate name to "Sagient Research Systems, Inc." shortly after the date of the annual meeting. The Board of Directors has reserved the right to abandon the Name Change, without further action by the stockholders, at any time before the effectiveness of the Charter Amendment, even if it is authorized by the stockholders at the meeting.

         The Board of Directors recommends that stockholders vote FOR the approval of the Name Change.

                                 PROPOSAL THREE

        RATIFICATION OF THE SELECTION OF THE FIRM OF PETERSON & CO., LLP
                 INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

         Grant Thornton LLP served as the Company's independent public accountants from December 31, 2001 to September 8, 2003 when the Company elected not to renew the engagement of Grant Thornton LLP. The reports of Grant Thornton on the Company's financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The December 31, 2001 report did not contain any uncertainties. However, the December 31, 2002 report was modified as to an uncertainty relative to the Company's ability to continue as a going concern.

         On September 12, 2003, the Board of Directors engaged Peterson & Co., LLP as the Company's independent public accountants and elected to continue its engagement for the 2004 fiscal year. The affirmative vote of the holders of a majority of the total votes cast on this proposal is needed to ratify the selection of the firm of Peterson & Co., LLP as independent public accountants for the Company. The Company has been advised that a representative of Peterson & Co., LLP will be present at the meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Peterson & Co., LLP as independent public accountants for the Company. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the ratification of the selection of Peterson & Co., LLP as independent public accountants for the Company for fiscal year 2004.

STOCKHOLDER PROPOSALS AND SUBMISSIONS
FOR THE COMPANY'S 2005 ANNUAL MEETING

If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 2005 Annual Meeting of stockholders, that proposal must be presented to the Company's secretary prior to December 31, 2004. Stockholder communications to the Board of Directors, including any such communications relating to director nominees, may also be addressed to our Secretary at our address. The Board believes that no more detailed process for these communications is appropriate, due to the variety in form, content and timing of these communications. Our Secretary will forward the substance of meaningful shareholder communications, including those relating to director candidates, to the Board or the appropriate committee upon receipt.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                       PCS RESEARCH TECHNOLOGY, INC.



May 1, 2004                            By: /s/ BRIAN M. OVERSTREET
                                           -------------------------------------
                                           Brian M. Overstreet
                                           President and Chief Executive Officer

                                                                         Annex A


                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          PCS RESEARCH TECHNOLOGY, INC.


         It is hereby certified that:

1. The name of the corporation (hereinafter, the "Corporation") is PCS Research Technology, Inc.

2. The restated certificate of incorporation of the Corporation (as previously amended) is hereby amended by striking out Article FIRST in its entirety and by substituting in lieu of said Article the following new Article:

                  "FIRST:    The name of the corporation (hereinafter called the
                  "Corporation") is Sagient Research Systems, Inc."

3. That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be May ________, 2004.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its officers thereunto duly authorized this ___ day of May, 2004.



                                       By: /s/ BRIAN M. OVERSTREET
                                           -------------------------------------
                                           Brian M. Overstreet
                                           President and Chief Executive Officer

PCS RESEARCH TECHNOLOGY, INC.                                              PROXY
                          PCS RESEARCH TECHNOLOGY, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES ([FOR] [WITHHOLD AUTHORITY] [AGAINST] OR [ABSTAIN]) NEXT TO EACH OF THE THREE (3) PROPOSALS

         The undersigned hereby appoint(s) Brian M. Overstreet as a proxy (the "Proxy") for the undersigned, with the power of substitution and resubstitution to vote any and all shares of capital stock of PCS Research Technology, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on May 20, 2004, at 8:00 A.M. pacific standard time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of and proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2 AND 3.

1.       ELECTION OF DIRECTORS
         ---------------------

                  VOTE

[ ] FOR ALL nominees listed below EXCEPT as marked to the contrary below

[ ] WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

[ ]               ABSTAIN

Brian M. Overstreet, Robert F. Kyle and William John Jackson.

2.       AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
         -------------------------------------------------------

[ ]               FOR the Amendment of the Company's Certificate of
                  Incorporation

[ ]               AGAINST

[ ]               ABSTAIN

3.       RATIFICATION OF THE SELECTION OF PETERSON & CO., LLP AS INDEPENDENT
         -------------------------------------------------------------------
PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2004.
--------------------------------------------------------

[ ]               FOR the ratification of the selection of Peterson & Co., LLP

[ ]               AGAINST

[ ]               ABSTAIN

         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE THREE (3) NOMINEES NAMED IN ITEM 1, (2) FOR THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN ITEM 2, (3) FOR THE RATIFICATION OF THE SELECTION OF PETERSON & CO., LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2004 IN ITEM 3 AND (4) IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

        In his discretion, Brian M. Overstreet (or his substitute (s)) is authorized to vote upon such other business as may properly come before the meeting.

        Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PCS RESEARCH TECHNOLOGY, INC.

                                       Dated:
                                             -----------------------------------


                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Signature if jointly owned:

                                       -----------------------------------------
                                       Print name:

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE